UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2005

Accellent Corp.

 (Exact Name of Registrant as Specified in Charter)

Colorado	333-118675	91-2054669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West 7th Avenue, Suite 200, Collegeville, PA 19426-0992
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 489-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Restricted Stock Agreement

On June 9, 2005, pursuant to the Accellent Inc. (the “Company”) 2000 Stock Option and Incentive Plan (the “Plan”), the Company adopted a form of Restricted Stock Agreement (the “Award Agreement”) to be used as the template for future restricted stock grants awarded under the Plan, unless otherwise determined by the Compensation Committee of the Board of Directors (the “Committee”).  The form of Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Management Agreements

On June 9, 2005, the Board of Directors of the Company approved the following amendments to the following agreements:

(a)                                  Section 3(c) of the Management Agreement dated as of July 6, 1999, as amended on May 31, 2000 and June 30, 2004 between the Company and KRG Capital Partners, L.L.C. (filed as an exhibit to Accellent Corp.’s Registration Statement on Form S-4 (Commission File No. 333-118675) filed on August 30, 2004) was amended to increase the cap amount from $750,000 to $1,750,000; and

(b)                                 Section 3(d) of the Letter Agreement dated as of June 30, 2004 between the Company and DLJ Merchant Banking III, Inc. (filed as an exhibit to Accellent Corp.’s Registration Statement on Form S-4 (Commission File No. 333-118675) filed on August 30, 2004) to increase the cap amount from $750,000 to $1,750,000.

Item 9.01  Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Restricted Stock Agreement for use under the Accellent Inc. 2000 Stock Option and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELLENT CORP.

Date: June 14, 2005	By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Restricted Stock Agreement for use under the Accellent Inc. 2000 Stock Option and Incentive Plan.